UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021 (June 22, 2021)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2021, Altisource S.à r.l. (“Altisource”), a subsidiary of Altisource Portfolio Solutions S.A. (the “Registrant” and together with its subsidiaries, the “Company”), entered into a revolving credit facility with STS Master Fund, Ltd. (the “Lender”), an investment fund managed by Deer Park Road Management Company, LP (the “Credit Agreement”).
Under the terms of the Credit Agreement, the Lender will make loans to Altisource from time to time, in amounts requested by Altisource and Altisource may voluntarily prepay all or any portion of the outstanding loans at any time. The Credit Agreement provides Altisource the ability to borrow up to $20 million through June 22, 2022, up to $15 million through June 22, 2023, and up to $10 million until the end of the term. Amounts available under the Credit Agreement are for general corporate purposes. Amounts that are repaid may be re-borrowed in accordance with the limitations set forth below.
Outstanding amounts borrowed pursuant to the Credit Agreement will amortize over the three-year term as follows: on June 22 2022, the difference between the then outstanding balance above $15 million and $15 million will be due and payable by Altisource; on June 22, 2023, the difference between the then outstanding balance above $10 million and $10 million will be due and payable by Altisource; and on June 22, 2024, the then outstanding balance of the loan will be due and payable by Altisource.
Borrowings under the Credit Facility will bear interest of 9% per annum and are payable quarterly on the last business day of each March, June, September and December, commencing on September 30, 2021. In connection with the Credit Agreement, Altisource is required to pay customary fees, including an upfront fee equal to $500,000 at the initial extension of credit pursuant to the facility, an unused line fee of 0.5% and, an early termination fee in the event of a refinancing transaction.
Altisource’s obligations under the Credit Agreement are secured by a lien on all equity in Altisource’s subsidiary incorporated in India, Altisource Business Solutions Private Limited, pursuant to a pledge agreement to be entered into by Altisource Asia Holdings Ltd I, a wholly owned subsidiary of the Registrant.
The Credit Agreement contains additional representations, warranties, covenants, terms and conditions customary for transactions of this type.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, a copy of which is filed as an exhibit to this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Credit Agreement dated June 22, 2021 by among Altisource S.à r.l and STS Master Fund, Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2021

Altisource Portfolio Solutions S.A.

By:	/s/ William B. Shepro
Name:	William B. Shepro
Title:	Chairman and Chief Executive Officer